EXHIBIT 11.1
STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
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
1.  Loss from continuing operations per common share was computed as follows:

     Loss from continuing operations                          (868,856)
                divided by                                   -----------    =  (.51)
     Weighted average number of common shares outstanding     1,693,277



2.  Loss from discontinued operations per common share was computed as follows:

     Loss from discontinued operations                       (2,151,445)
                divided by                                  ------------    =  (1.27)
     Weighted average number of common shares outstanding     1,693,277


3.  Net loss per common share was computed as follows:

     Net loss                                                (3,020,301)
                divided by                                  ------------    =  (1.78)
     Weighted average number of common shares outstanding     1,693,277

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4.  Weighted average number of common shares outstanding was computed as follows:

                                        No. of
             No. of       No. of        Common         No. of                   Weighted
             Common       Common        & Equivalent   Other       No. of       Primary
             Shares       Share         Shares         Dilutive    Months       Average
             Outstanding  Equivalents   Outstanding    Securities  Outstanding  Shares Outstanding
Balance
at 12/31/93    1,456,844                 1,456,844                  12          17,482,128

Shares
issued:

Exercise of
common stock
warrants:
07/22/94          30,000                   30,000                    5.0           150,000
09/16/94          10,000                   10,000                    3.5            35,000
07/28/94          10,000                   10,000                    5.0            50,000
05/04/94          10,000                   10,000                    8.0            80,000
06/09/94           5,000                    5,000                    6.5            32,500
06/30/94           3,000                    3,000                    6.0            18,000
08/08/94           2,000                    2,000                    4.5             9,000
07/22/94          10,000                   10,000                    5.5            55,000
09/15/94          80,000                   80,000                    3.5           280,000
04/22/94          20,000                   20,000                    8.5           170,000
03/28/94          50,000                   50,000                    9.0           450,000
04/29/94          50,000                   50,000                    8.0           400,000
09/27/94         100,000                  100,000                    3.0           300,000

Stock
purchase
8/29/94          201,923                  201,923                    4.0           807,692

Balance at
12/31/94       2,038,767                2,038,767                               20,319,320/12

                                                                                 1,693,277


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